Exhibit 10.4
Loan No. RI0218T02
CONSTRUCTION AND REVOLVING TERM LOAN SUPPLEMENT
     THIS SUPPLEMENT to the Master Loan Agreement dated March 24, 2005, (the “MLA”), is entered into as of March 24, 2005, between FARM CREDIT SERVICES OF AMERICA, FLCA, (“Farm Credit”) and LINCOLNWAY ENERGY, LLC, Nevada, Iowa (the “Company”).
     SECTION 1. The Construction and Revolving Term Loan Commitment. On the terms and conditions set forth in the MLA and this Supplement, Farm Credit agrees to make loans to the Company from time to time during the period set forth below in an aggregate principal amount not to exceed, at any one time outstanding, $10,000,000.00 less the amounts scheduled to be repaid during the period set forth below in Section 6 (the “Commitment”), Requests for advances which are for the purpose of paying the costs to construct the ethanol plant described below shall be accompanied by documentation evidencing such costs. Within the limits of the Commitment, the Company may borrow, repay and reborrow.
     The Company may, in its sole discretion, elect to permanently reduce the amount of the Commitment by giving Agent (as that term is defined in the MLA) ten (10) days prior written notice. Said election shall be made only if the Company is not in default at the time of the election and will remain in compliance with all financial covenants after such reduction. Any such reduction shall be treated as an early, voluntary reduction of the Commitment amount and shall not delay or reduce the amount of any scheduled Commitment reduction under Section 6 hereof (which reductions shall continue in increments of $2,000,000.00 on the dates determined in accordance with Section 6), but rather shall result in an earlier expiration of the Commitment and final maturity of the loans.
     SECTION 2. Purpose. The purpose of the Commitment is to partially finance the Company’s construction of a 50 million gallon (annual) dry mill ethanol plant, (the “Improvements”) identified in the plans and specifications provided to and approved by Agent pursuant to Section 7(A)(xv) of the MLA (as the same may be amended pursuant to Section 12(A) herein, the “Plans”), on real property owned by the Company near Nevada, Iowa (the “Property”) and to provide working capital to the Company. The Company agrees to utilize the proceeds of the Commitment for these purposes only.
     SECTION 3. Term. The term .of the Commitment shall be from January 1, 2006, (or, if requested by Company, such earlier date as Agent may, in its sole discretion, authorize in writing) up to and including September 1, 2016, or such later date as Agent may, in. its sole discretion, authorize in writing.
     SECTION 4. Disbursements of Proceeds.
          (A) Disbursement Procedures.
               (1) Limits on -Construction Related Advances. Agent shall not be required to advance funds: (i) for any category or line item of acquisition or construction cost an amount greater than the amount specified therefor in the Project Budget (as defined in Section 7(A)(xv) of the MLA); or (ii) for any services not yet performed or for materials or goods not yet incorporated into the Improvements or delivered to and properly stored on the Property. No advance hereunder shall exceed 100% of the aggregate costs actually paid or currently due and payable and represented by invoices accompanying a Request for Construction Loan Advance submitted pursuant to Section 9(A) herein less the amount of retainage (“Retainage”) set out in .the construction contract dated December 8, 2004,

Construction and Revolving Term Loan Supplement RIO218T02	-2-
Lincolnway Energy, LLC
Nevada, Iowa
between the Company and Fagen, Inc., and other construction contracts of the Company for the Improvements.
               (2) Advance of Retainage. The Retainage (but in no case greater than the unused balance of the Commitment allocated for construction) will be advanced by Agent to the Company pursuant to the conditions set forth in such construction contracts, upon written request by the Company certifying the satisfaction of such conditions precedent for payment of Retainage.
               (3) Advances for Working Capital Purposes: Company may request advances for pre-production expenses or working capital purposes at any time upon written verification to Agent of the purpose of such advance request.
          (B) Payments to Third Parties. If there is an Event of Default (as defined in the MLA) at its option and without further authorization from the Company, Agent is authorized to make advances under the Commitment by paying, directly or jointly with the Company, any person to whom Agent in good faith determines payment is due and any such advance shall be deemed made as of the date on which Agent makes such payment and shall be secured under the deed of trust/mortgage securing the Commitment and any other loan documents securing the Commitment as fully as if made directly to the Company.
     SECTION 5. Interest and Fees.
          (A) Interest. The Company agrees to pay interest on the unpaid principal balance of the loans in accordance with one or more of the following interest rate options, as selected by the Company:
               (1) Agent Base Rate. At a rate per annum equal at all times to 45/100 of 1% above the rate of interest established by Agent from time to time as its Agent Base Rate, which Rate is intended by Agent to be a reference rate and not its lowest rate. The Agent Base Rate will change on the date established by Agent as the effective date of any change therein and Agent agrees to notify the Company of any such change.
               (2) Quoted Rate. At a fixed rate per annum to be quoted by Agent in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to Agent in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be five (5).
               (3) LIBOR. At a fixed rate per annum equal to “LIBOR” (as hereinafter defined) plus 3.25%. Under this option: (1) rates may be fixed for “Interest Periods” (as hereinafter defined) of 1, 2, 3, 6, 9, or 12 months as selected by the Company; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; (3) the maximum number of fixes in place at any one time shall be five; and (4) rates may only be fixed on a “Banking Day” (as hereinafter defined) on 3 Banking Days’ prior written notice. For purposes hereof: (a)“LIBOR” shall mean the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on “Eurocurrency Liabilities” (as hereinafter defined) for banks subject to “FRB Regulation D” (as herein defined) or required by any other

Construction and Revolving Term Loan Supplement RI0218T02	-3-
Lincolnway Energy, LLC
Nevada, Iowa
federal law or regulation) quoted by the. British Bankers Association (the “BBA”) at 11:00 a.m. London time 2 Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company; as published by Bloomberg or another major information vendor listed on BBA’s official website; (b) “Banking Day” shall mean a day on which Agent is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) “Interest Period” shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 2, 3, 6, 9, or 12 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) “Eurocurrency Liabilities” shall have meaning as set forth in “FRB Regulation D”; and (e) “FRB Regulation D’’ shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.
The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof: Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein shall be made electronically (if applicable), telephonically or in writing and must be received by Agent not later than 12:00 Noon Company’s local .time in order to be considered to have been received on that day; provided, however, that in the case of LIBOR rate loans, all such elections must be confirmed in writing upon Agent’s request. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as Agent shall require in a written notice to the Company; provided, however, in the event the Company elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at Agent’ s option upon written notice to the Company, interest shall be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than 3 months, interest on that portion of the indebtedness outstanding shall be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.
          (B) Commitment Fee. In consideration of the Commitment, the Company agrees to pay to Agent a commitment fee on the average daily unused portion of the Commitment (as permanently reduced by the Company, if applicable, under Section 1 above) at a rate of 1/2 of 1% per annum (calculated on a .360 day basis), payable monthly in arrears by the 20th day following each month. Such fee shall be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

Construction and Revolving Term Loan Supplement RI0218T02	-4-
Lincolnway Energy, LLC
Nevada, Iowa
     SECTION 6. Promissory Note. The Company promises to repay on the dates set forth below, the outstanding principal, if any, that is in excess of the listed amounts:

Payment Date	Reducing Commitment Amount

September 1, 2014	$8,000,000.00
March 1, 2015	$6,000,000.00
September 1, 2015	$4,000,000.00
March 1, 2016	$2,000,000.00
September 1, 2016	$0.00
Provided, however, that if Construction and Term Loan Supplement No. R10218T01 dated March 24, 2005, has been repaid prior to its maturity date of May 20, 2014, then repayment for this loan shall begin on the first day of the month that is six months after the first day of the month following the repayment of RI0218T01, and reductions in principal as noted above shall occur every six months thereafter. If any installment due date is not a day on which Agent is open for business, then such installment shall be due and payable on the next day on which Agent is open for business. In addition to the above, the Company promises to pay interest on the unpaid principal balance hereof at the times and in accordance with the provisions set forth in Section 5 hereof.
     SECTION 7. Prepayment. Subject to the broken funding surcharge provision of the MLA, the Company may on one Business Day’s prior written notice prepay all or any portion of the loan(s). Unless otherwise agreed, all prepayments will be applied to principal installments in the inverse order of their maturity. However, in addition to the foregoing, prepayment of any Loan balance due to refinancing, or refinancing of any unadvanced Commitment, up to and including December 1, 2007, will result in a 3% prepayment charge in addition to any broken funding surcharges which may be applicable, based on the amounts prepaid and on the total amount of the Commitments in effect at such time.
     SECTION 8. Security. Security is set forth in the MLA.
     SECTION 9. Additional Conditions Precedent. Agent’s obligation to make each advance hereunder, including the initial advance, is subject to the satisfaction of each of the following additional conditions precedent on or before the date of such advance:
          (A) Request for Loan Advance. That Agent receives an executed request for loan advance from the Company in the form of Exhibit A attached hereto (the “Request for Loan Advance”), together with all items called for therein including a designation therein if the advance is for construction or working capital purposes.
          (B) Construction Advances. If one of the purposes in a Request for Loan Advance is for construction, the following additional conditions precedent shall be applicable:
               (1) Construction Certificate. If an independent inspector has been employed by Agent pursuant to Section 14(D), a certificate or report of such inspector to the effect that the construction of the Improvements to the date thereof has been performed in a good and workmanlike manner and in accordance with the Plans, stating the estimated total cost of construction of the Improvements, stating the percentage of in-place construction of the Improvements, and stating that the

Construction and Revolving Term Loan Supplement RIO218TO2	-5-
Lincolnway Energy, LLC
Nevada, Iowa
remaining non-disbursed portion of the Commitment is adequate to complete the construction of the Improvements.
               (2) List of Permits. Receipt by Agent of a detailed list of all permits required for both the construction of the improvements and the operation of the facility setting forth for each listed permit whether such permit is required for commencement of construction or required for commencement of operation, and identifying to Agent’s satisfaction whether such permits have been issued or can reasonably be expected to be issued. This additional condition shall be required only with any initial construction advance hereunder.
               (3) Construction Permits. Receipt by Agent of evidence of issuance of all permits that are required to be obtained prior to the commencement of construction of the improvements. This additional condition shall be required only with any initial construction advance hereunder.
     SECTION 10. Representations and Warranties. In addition to the representations and warranties contained in the MLA, the Company represents and warrants as follows:
          (A) Project Approvals; Consents; Compliance. The Company has obtained all Project Approvals relating to the construction and operation of the Improvements, except those the Company has disclosed to Agent in writing. All such Project Approvals heretofore obtained remain in full force and effect and the Company has no reason to believe that any such Project Approval not heretofore obtained will not be obtained by the Company in the ordinary course during or following completion of the construction of the Improvements. To the extent that any Project Approval may terminate or become void or voidable or terminable, upon any sale, transfer or other disposition of the Property or the Improvements, including any transfer pursuant to foreclosure sale under the Mortgage, the Company will cooperate with Agent to obtain any replacement Project Approvals. No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the loan documents to which the Company is a party, except such as have been obtained and are in full force and effect. The Company is in compliance in all material respects with all Project Approvals having application to the Property or the Improvements except as the Company has disclosed to Agent in writing. Without limiting the foregoing, there are no unpaid or outstanding’ real estate or other taxes or assessments on or against the Property or the Improvements or any part thereof (except only real estate taxes not yet due and payable). The Company has received no notice nor has any knowledge of any pending or contemplated assessments against the Property or the Improvements which have not been disclosed to Agent in writing:
          (B) Environmental Compliance. Without limiting the provisions of the MLA, all property owned or leased by the Company, including, without limitation, the Property and the Improvements, and all operations conducted by it are in compliance in all material respects with all Laws and all Project Approvals relating to environmental protection, the failure to comply with which could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of the Company, or on the ability of the Company to perform its obligations under the loan documents except as the Company has disclosed to Agent in writing.
          (C) Feasibility. Each of the Project Budget, the Project Schedule and the Disbursement Schedule is realistic and feasible.

Construction and Revolving Term Loan Supplement RI0218T02	-6-
Lincolnway Energy, LLC
Nevada, Iowa
     SECTION 11. Affirmative Covenants. In addition to the affirmative covenants contained in the MLA, the Company agrees to:
          (A) Reports and Notices. Furnish to Agent:
               (1) Regulatory and Other Notices. Promptly after receipt thereof, copies of any notices or other communications received from any governmental authority with respect to the Property, the Improvements, or any matter or proceeding the effect of which could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of the Company, or the ability of the Company to perform its obligations under the loan documents.
               (2) Notice of Nonpayment. Promptly after the filing or receipt thereof, a description of or a copy of any lien filed .by or any notice, whether oral or written, from any laborer, contractor, subcontractor or materialman to the effect that such laborer, contractor, subcontractor or materialman has not been paid when due for any labor or materials furnished in connection with the construction of the Improvements.
               (3) Notice of Suspension of Work. Prompt notice of any suspension in the construction of the Improvements, regardless of the cause thereof, in excess of ten (10) days and a description of the cause for such suspension.
          (B) Construction Liens. Pay or cause to be removed, within fifteen (15) days after notice from Agent, any lien on the Improvements or Property, provided, however, that Company shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim.
          (C) Identity of Contractors, etc. Furnish to Agent from time to time on request by Agent, in a form, acceptable to Agent, correct lists of all contractors, subcontractors and suppliers of labor and material supplied in connection with construction of the Improvements and true and correct copies of all executed contracts, subcontracts and supply contracts. Agent may contact any contractor, subcontractor or supplier to verify any facts disclosed in the lists and contracts. All contracts and subcontracts relating to construction of the Improvements must contain provisions authorizing or not prohibiting the Company to supply to Agent the listed information and copies of contracts or not otherwise prohibiting any transfers.
          (D) Lien Waivers. Furnish to Agent at any time and from time to time upon the request of Agent lien waivers bearing a then current date and prepared on a form satisfactory to Agent from such contractor, subcontractor, or supplier as Agent shall designate.
          (E) Operating Permits. Furnish to Agent, unless as otherwise consented to in writing by Agent, as soon as possible but prior to the commencement of operation of the constructed facility, evidence of the issuance of all necessary permits for such operation.

Construction and Revolving Term Loan Supplement RI0218T02	-7-
Lincolnway Energy, LLC
Nevada, Iowa
     SECTION 12. Negative Covenants. In addition to the negative covenants contained in the MLA, the Company will not:
          (A) Change Orders. Allow any substantial deviation, addition, extra, or change order to the Plans, Project Budget or Project Schedule the cost of which in the aggregate exceeds $100,000.00, without Agent’s prior written approval. All requests for substantial changes shall be made using a change Order Request in the form of Exhibit B attached hereto. Agent will have a reasonable time to evaluate any requests for its approval of any changes referred to in this covenant, and will not be required to consider approving any changes unless all other approvals that may be required have been obtained. Agent may approve or disapprove changes in its discretion. All contracts and subcontracts relating to the construction of the Improvements must contain provisions satisfactory to Agent implementing the above provisions of this covenant. Company shall promptly provide to Agent copies of all change orders that, pursuant to the above described procedures, did not require Agent’s prior written approval.
          (B) Materials. Purchase or install any materials, equipment, fixtures or articles of personal property for the Improvements if such shall be covered under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the Improvements.
     SECTION 13. Casualties.
          (A) Right To Elect To Apply Proceeds. In case of material loss or damage to the Property or to the Improvements by fire, by a taking by condemnation for public use or the action of any governmental authority or agency, or the transfer by private sale in lieu thereof, either temporarily or permanently, or otherwise, if in the sole judgment of Agent there is reasonable doubt as to Company’s ability to complete construction of the Improvements on or before May 31, 2006, by reason of such loss or damage or because of delays in making settlements with governmental agencies or authorities or with insurers, Agent may terminate its obligations to make advances hereunder and elect to collect, retain and apply to the Commitment all proceeds of the taking or, insurance after deduction of all expense of collection and settlement, including attorneys’ and adjusters’ fees and charges. In the event such proceeds are insufficient to pay the Commitment in full, Agent may declare the balance remaining unpaid on the Commitment to be due and payable forthwith and avail itself on any of the remedies afforded thereby as in any case of default.
          (B) Election Not To Apply Proceeds. In case Agent does not elect to apply such proceeds to the Commitment, Company will:
               (1) Settle. Proceed with diligence to make settlement with the governmental agencies or authorities or the insurers and cause the proceeds of insurance to be paid to Company.
               (2) Resume Construction. Promptly proceed with the resumption of construction of the improvements, including the repair of all damage resulting from such fire or other cause and restoration to its former condition.

Construction and Revolving Term Loan Supplement RI0218T02	-8-
Lincolnway Energy, LLC
Nevada, Iowa
          (C) Use of Proceeds. All such proceeds shall be fully used before the disbursement of any further proceeds of the Commitment.
     SECTION 14. Other Rights of Agent.
          (A) Right To Inspect. Agent or its agent may enter on the Property at any time and inspect the Improvements. If the construction of the Improvements is not reasonably satisfactory to Agent, Agent may reasonably and in good faith stop the construction and order its replacement or the correction thereof or additions thereto whether or not said unsatisfactory construction has been incorporated in the Improvements, and withhold all advances hereunder until such construction is satisfactory to Agent. Such construction shall promptly be made satisfactory to Agent.
          (B) Obligation of Agent. Neither Agent nor any inspector hired pursuant to Subsection (D) below is obligated to construct or supervise construction of the Improvements. Inspection by Agent or such inspector thereof is for the sole purpose of protecting Agent’s security and is not to be construed as a representation that there will be compliance on anyone’s part with the Plans or that the construction will be free from faulty material or workmanship. Neither Agent nor such inspector shall be liable to the Company or any other person concerning the quality of construction of the Improvements or the absence therefrom of defects. The Company will make or cause to be made such other independent inspections as it may desire for its own protection.
          (C) Right To Complete Upon Event of Default. Upon any Event of Default hereunder, Agent may complete construction of the Improvements, subject to Agent ‘s right at any time to discontinue any work without liability, and apply the proceeds of the Commitment to such completion, and may demand such additional sums from the Company as may be necessary to complete construction, which sums the Company shall promptly pay to Agent. In connection with any construction of the Improvements undertaken by Agent pursuant to this Subsection, Agent may (i) enter upon the property; (ii) employ existing contractors, architects, engineers and subcontractors or terminate them and employ others; (iii) make such addition, changes and corrections in the Plans as shall, in the judgment of Agent, be necessary or desirable; (iv) take over and use any personal property, materials, fixtures, machinery, or equipment of the Company to be incorporated into or used in connection with he construction or operation of the Improvements; (v) pay, settle, or compromise all existing or future bills and claims which are or may be liens against the Property or the Improvements; and (vi) take such other action, as Agent may in its sole discretion determine, to complete the construction of the Improvements. The Company shall be liable to Agent for all costs paid or incurred for construction of the Improvements, and all payments made hereunder shall be deemed advances by Agent, shall be evidenced by the Note and shall be secured by the Mortgage and any other loan document securing the Commitment (including any amounts in excess of the Commitment).
          (D) Right To Employ Independent Engineer. Agent reserves the right to employ an independent construction engineer, among other things, to review the Project Budget, the Project Schedule and the Plans, inspect all construction of the Improvements and the periodic progress of the same, and review all Draw Requests and change orders, the cost therefor to be the sole responsibility of the Company and shall be paid by the Company upon demand by Agent.

Construction and Revolving Term Loan Supplement R10218T02	-9-
Lincolnway Energy, LLC
Nevada, Iowa
          (E) Indemnification and Hold Harmless. The Company shall indemnify and hold Farm Credit and Agent harmless from and against all liability, cost or damage arising out of this Agreement or any other loan document or the transactions contemplated hereby and thereby, including, without limitation, (i) any alleged or actual violation of any Law or Project Approval relating to the Property or the Improvements and (ii) any condition of the Property or the Improvements whether relating to the quality of construction or otherwise and whether Agent elects to complete construction upon an Event of Default or discontinues or suspends construction pursuant to this Section 14. Agent may commence, appear in or defend any such action or proceeding or any other action or proceeding purporting to affect the rights, duties or liabilities of the parties hereunder, or the Improvements, or the Property, or the payment of the Commitment, and the Company agrees to pay all of Agent’s costs and expenses, including its reasonable attorneys’ fees, in any such actions. The obligations of the Company under this Subsection 14(E) shall survive the termination of this Agreement. As to any action or inaction taken by Agent hereunder, Agent shall not be liable for any error of judgment or mistake of fact or law, absent gross negligence or willful misconduct on its part. The Company’s obligation to indemnify and hold Agent harmless hereunder will exclude any liability, cost, or damage related to Agent’s breach of this Agreement or for Agent’s gross negligence or willful misconduct.
     SECTION 15. Notice of Completion. Company irrevocably appoints Agent as Company’s agent to file of record any notice of completion, cessation of labor or any other notice that Agent deems necessary to file to protect any of the interests of Agent. Agent, however, shall have no duty to make such filing.
     SECTION 16. Signs and Publicity. At Farm Credit’s and Agent’s request, Company will allow Farm Credit and Agent to post signs on the Property at the construction site for the purpose of identifying Farm Credit and Agent as the “Construction Lenders”. At the request of Farm Credit and Agent, Company will use its best efforts to identify Farm Credit and Agent as the construction lenders in publicity concerning the project.
     SECTION 17. Cooperation. Company will cooperate at all times with Agent in bringing about the timely completion of the Improvements, and Company will resolve all disputes arising during the work of construction in a manner which will allow work to proceed expeditiously.
     SECTION 18. Events of Default. In addition to the events of default set forth in the MLA, each of the following shall constitute an “Event of Default” hereunder:
          (A) Cessation of Construction. Any cessation at any time in the construction of the Improvements for more than thirty (30) consecutive days, except for strikes, acts of God, or other causes beyond the Company’s control, or any cessation at any time in construction of the Improvements for more than thirty (30) consecutive days, regardless of the cause.
          (B) Insufficiency of Loan Proceeds. Agent, in its sole discretion shall determine that the remaining disbursed portion of the Commitment is or will be insufficient to fully complete the Improvements in accordance with the Plans.

Construction and Revolving Term Loan Supplement RI0218T02	-10-
Lincolnway Energy, LLC
Nevada, Iowa
     SECTION 19. Remedies Upon Default. In addition to the remedies set forth in the MLA, upon the occurrence of and during the continuance of each and every Event of Default:
          Construction. Agent may (but shall not be obligated to) take over and complete construction of the Improvements in accordance with plans and specifications approved by Agent with such changes as Agent may, in its sole discretion, deem appropriate, all at the risk, cost, and expense of the Company. Agent may assume or reject any contracts entered into by the Company in connection with the Improvements, and may enter into additional or different contracts for services, labor, and materials required, in the judgment of Agent, to complete the construction of the Improvements and may pay, compromise, and settle all claims in connection with the construction of the Improvements. All sums, including reasonable attorneys’ fees, charges, or fees for supervision and inspection of the construction, and for any other necessary purpose in the discretion of Agent, expended by Agent in completing the construction of the Improvements (whether aggregating more or less than the amount of this Commitment) shall be deemed advances made by Agent to the Company under this Commitment, and the Company shall be liable to Agent for the repayment of such sums, together with interest on such amounts from the date of their expenditure at the default rate specified above. Agent may, in its sole discretion, at any time, abandon work on the construction of the Improvements after having commenced such work, and may recommence such work at any time, it being understood that nothing in this Section shall impose any obligation on Agent to either complete or not to complete the construction of the Improvements. For the purposes of carrying out the provisions of this Section, the Company irrevocably appoints Agent, its attorney-in-fact, with full power of substitution, to execute and deliver all such documents, pay and receive such funds, and take such action as may be necessary, in the judgment of Agent, to complete the construction of the Improvements.
     IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF	LINCOLNWAY ENERGY, LLC
AMERICAN, FLCA

By: /s/ Jeremy Wilhelm	By: /s/ William D. Couser

Title: VP	Title: President

EXHIBIT A
REQUEST FOR
LOAN ADVANCE
Request No.                                                                                  Date:

To:	CoBank, ACB
From:	Lincolnway Energy, LLC

(Name of Borrower)

Loan Agreement No. RI0218T01	Dated: March 24, 2005
Project Description:

Project Location:

In accordance with the terms of the above referenced Loan Agreement, you are hereby authorized and requested to make a construction and/or working capital advance, as set forth in said Loan Agreement, of the amount and for the items set forth in the request schedule attached hereto as Schedule “A” and incorporated herein.
1. With respect to construction advances, the undersigned hereby certify that:
A.	The labor, services and/or materials covered hereby have been performed upon or furnished to the above referenced project and are accurately described in the supporting invoices attached to the request schedule;

B.	There have been no changes in the cost breakdown for the project dated supplied to Agent, except those approved in writing by Agent;

C.	All construction to date has been substantially performed in accordance with the Plans for the improvements, and there have been no changes in the Plans except as approved in writing by Agent;

D.	There have been no material changes in the scope or time of performance of the work of construction, nor any extra work, labor or materials ordered or contracted for, nor are any such changes or extras contemplated, except as may be expressly permitted by the Loan Agreement or as have been approved in writing by Agent;

E.	The payments to be made with the requested funds will pay all bills received to date, less any required withholds, for labor, materials, equipment and/or services furnished in connection with the construction of the Improvements; and

F.	All amounts previously advanced by Agent for labor, services, equipment and/or materials for the above referenced project pursuant to previous Requests for Construction Loan Disbursement have been paid to the parties entitled thereto in the manner required in the Loan Agreement.
2. With respect to working capital advances, the undersigned hereby certify that the amount set forth in Schedule “A” will be utilized for the identified purpose.

EXHIBIT A
3. With respect to all advances, the undersigned hereby certify that all conditions to the advance of Loan funds required herein as set forth in the Loan Agreement have been fulfilled, and to the actual knowledge of the undersigned, no Event of Default under the Loan Agreement has occurred and is continuing.

BORROWER: Lincolnway Energy, LLC

By:

ENGINEER:

By:

CONTRACTOR:

By:

We have reviewed the Pay Application Numbered                      and dated                     . Based on our conversations with the Contractor and the Owner, our review of the current schedule, and our site observations, the construction in place is judged to be in general accordance with industry standards and in general conformity with the approved plans and specifications, proceeding generally on schedule, and the request for payment is a reasonable representation of the materials ordered and the work effort of the Contractor to date.

AGENT’ S CONSULTING ENGINEER:

By:

APPROVED FOR PAYMENT BY AGENT:
CoBANK, ACB

By

Date:

SCHEDULE A
to Exhibit A — Request for Loan Advance
Request No.                                                                                                                          Date:

To:	CoBank, ACB
From:	Lincolnway Energy, LLC
(Name of Borrower)

	Loan Agreement No. RI0218T02	Dated: March 24, 2005
Project Description:

Project Location:

Complete the information below regarding this request.
☐	Loan advance to be used entirely for Construction Purposes.

Amount Requested: $

Description of Construction Use:

☐	Loan advance to be used entirely for Working Capital Purposes.

Amount Requested: $

☐	Loan advance to be used for a combination of Construction and Working Capital Purposes.

Amount Requested: $

___% of amount listed above to be used for Construction Purposes

___% of amount listed above to be used for Working Capital Purposes

100% Total

Description of Construction Use:

EXHIBIT B
CHANGE ORDER REQUEST
Date: _________________________________
Request No. CO#
To: CoBank, ACB
From: Lincolnway Energy. LLC
(Name of Borrower)

Loan Agreement No. RI0218T0I	Dated: March 24, 2005
Project Description:

Project Location:

In accordance with the terms of the above referenced Loan Agreement, the undersigned hereby requests that Agent approve the change orders more particularly described in the schedule attached hereto as Schedule “A” and incorporated herein.
The undersigned hereby certifies that:
1.	There have been no changes in the Plans and or contracts except those permitted in the Loan Agreement and/or approved in writing by Agent; and

2.	Copies of the proposed changes to the Plans and/or contracts are attached hereto as Schedule “B” and that all such documents are complete and fully comply with all applicable permits and approvals, subject to the written approval of Agent.

BORROWER:	ENGINEER:

Lincolnway Energy, LLC

By:	By:

CONTRACTOR:

By:

CHANGE ORDER APPROVED BY AGENT:
CoBANK, ACB

By:

Date: